EXHIBIT 10.1

CONSULTANCY AGREEMENT ON PRODUCTS

RELATED TO NEURAL STEM CELLS

Effective May 6, 2014 (“EFFECTIVE DATE”), Dr. Brent Reynolds, having a postal address at 2210 NW 28th Street, Gainesville, FL and Dr. Dennis Steindler, having a postal address at 5530 NW 52 Ave., Gainesville, FL (collectively referred to as “CONSULTANTS”) and United Cannabis Corporation, a company duly incorporated under the laws of Colorado, and having a postal address of  9249 South Broadway, Suite 200-883, Highlands Ranch, Colorado 80129 (“COMPANY”), agree to the following terms and conditions under which CONSULTANTS have agreed to provide COMPANY with CONSULTING SERVICES during the period ending six (6) months from the EFFECTIVE DATE of the Agreement (“TERM”).

Background and Scope of Work

1.1

The CONSULTANTS have considerable expertise in biomedical research, stem cells, cancer and neurological disorders which COMPANY would like to access for the purpose of developing new products.  The services performed by CONSULTANTS for COMPANY pursuant to this Agreement shall be deemed to be within the general field of products related to the application of cannabinoids for treating human disorders and diseases (FIELD OF THE AGREEMENT).  CONSULTANTS shall not consult for any other parties in the FIELD OF THE AGREEMENT during the TERM.

Definitions

2.1

Products for the application of cannabinoids for treating human disorders and disease (PRODUCTS) shall mean the development of medical treatments based on reagents and chemicals derived from the Cannabis sativa plant and any of its related species [Cannabis indica & Cannabis ruderalis] or selectively bred sub-clones.

2.2

METHODOLOGIES and INFORMATION shall mean know-how and confidential or proprietary information on the making and use of PRODUCTS.

2.3

CONSULTING SERVICES shall mean sharing of knowledge, data, technical expertise and technical assistance required in providing the services described in Appendix I and related to the FIELD OF THE AGREEMENT.

2.4

The TERM of this Agreement shall be for a period of six [6] months from the EFFECTIVE DATE.

2.5

The use herein of the plural shall include the singular.

Manner of Performance

3.1

CONSULTANTS represent that CONSULTANTS have the requisite expertise and ability to render the CONSULTING SERVICES, and will perform the CONSULTING SERVICES in an efficient manner and in accordance with the terms of this Agreement.  CONSULTANTS will abide by all laws, rules and regulations that apply to the performance of the CONSULTING SERVICES.

3.2

CONSULTANTS are independent contractors, and shall not be considered employees of COMPANY.

Confidentiality

4.1

All communications between the parties hereto and all information and other material supplied to or received by a party hereto from the other party which is either marked   “confidential” or is by its nature intended to be exclusively the knowledge of the parties hereto alone, shall be kept confidential by each of the parties hereto unless and until it is agreed that it is or part of it is, in the public domain, whereupon, to the extent that it is public, this obligation shall cease.  In any case of uncertainty a party shall treat information and material as confidential until the other party consents to disclosure of the information and material.

4.2

The parties shall take all reasonable steps to minimize the risk of disclosure of confidential information, by ensuring that only persons whose duties will require them to possess any such information shall have access thereto, and they shall be instructed to treat the same as confidential.

4.3

The CONSULTANTS shall keep confidential, information coming to their knowledge in the course of the performance of their duties hereunder relating to the business associations, financial arrangements, and transactions of COMPANY with other persons or bodies including other technical or commercial co-operative arrangements.

Ownership of Developments

5.1

CONSULTANTS and COMPANY agree that COMPANY shall be the sole owner of any inventions or discoveries created by the CONSULTANTS during the direct performance of CONSULTING SERVICES for COMPANY within the FIELD OF THE AGREEMENT during the TERM, which includes all written material and patentable and unpatentable information, discoveries, and ideas which are made, conceived or written by CONSULTANTS during the TERM and which are based upon any information received from COMPANY, and/or developed as a result of the direct performance of the CONSULTING SERVICES for COMPANY during the TERM (herein “DEVELOPMENTS”).  All such DEVELOPMENTS shall be held confidential in accordance with Section 4 of this Agreement.

5.2

It is contemplated that joint inventions may be made during the conduct of CONSULTING SERVICES during the TERM in the FIELD OF THE AGREEMENT where one of the inventors is one of the CONSULTANTS and at least one inventor is from COMPANY (“JOINT INVENTIONS”). CONSULTANTS and COMPANY agree that COMPANY shall be the sole owner of any JOINT INVENTIONS and they agree to hold all such JOINT INVENTIONS confidential in accordance with Section 4 of this Agreement.

5.3

COMPANY shall have the right to use, patent, license, sell and otherwise fully exploit its interest in the FIELD OF THE AGREEMENT in any DEVELOPMENTS and JOINT INVENTIONS without restriction.

Grant

6.1

CONSULTANTS hereby grant to COMPANY and COMPANY accepts, subject to the terms and conditions hereof, an exclusive sublicensable, worldwide right and license to make, have made, use and sell the PRODUCTS, DEVELOPMENTS, JOINT INVENTIONS, METHODOLOGIES and INFORMATION developed, directly or indirectly, as a result of the CONSULTING SERVICES performed during the TERM of this Agreement.

6.2

The rights and licenses defined in subsection 6.1 herein shall be in effect in perpetuity.

6.3

The granting and acceptance of the rights defined in subsection 6.1 herein is subject to the following terms and conditions.

a)

CONSULTANTS shall have the right to make, and to use PRODUCTS, INFORMATION, and METHODOLOGIES, for research and educational purposes only and not for any commercial purposes.

b)

CONSULTANTS agree to make themselves reasonably available to advise COMPANY on issues arising out of this Agreement, and provide INFORMATION and METHODOLOGIES including but not limited to information about: the best way to produce and use, as well as test and quality control PRODUCTS; identify new and potential customers; and advise in other areas in the FIELD OF THE AGREEMENT as reasonably required during the TERM of this Agreement.

Payments

7.1

In consideration of all the CONSULTING SERVICES performed by CONSULTANTS under this agreement, the COMPANY shall pay to CONSULTANTS, during the Term, fees as detailed in Exhibit B for CONSULTING SERVICES provided to the COMPANY by CONSULTANTS pursuant to this agreement (the “CONSULTING FEE”).

Renewal and Termination

8.1

The parties agree that this Agreement may be extended and/or renewed by mutual written agreement.

8.2

Either party may terminate this Agreement upon thirty (30) days written notice being given to the other party.  Termination shall be without prejudice to any obligation by one party to the other which shall have accrued and be owing prior thereto.  Notwithstanding any termination or expiration of this Agreement, Paragraphs 4.1 to 4.4, 5.1 to 5.3, 6.1 to 6.3, and 9.1 and 9.2 shall survive termination or expiration.

Indemnification and Warranties

9.1

COMPANY agrees to hold harmless, indemnify and defend CONSULTANTS from any and all claims for damages, expenses, losses, death, or injuries arising out of the use, manufacture, design or distribution of products developed in connection with or arising out of CONSULTING SERVICES, by COMPANY, its directors, employees, contractors, sublicensees, subcontractors, agents, by any party acting on behalf of or by any party acting under authorization from COMPANY, or by third parties.  Such indemnity shall include all liabilities, costs and expenses, including without limitation, legal costs and any costs of settlement.

9.2

CONSULTANTS expressly disclaim any and all implied or express warranties, whether statutory or otherwise, and make no express or implied warranties of merchantability or fitness for any particular purpose of information or material provided by CONSULTANTS.  Further CONSULTANTS have made no investigation and makes no representation that material supplied or methods used in making or using such material are free from liability for patent infringement. The foregoing notwithstanding, if CONSULTANTS are, or become, aware of any issues relating to liability or patent infringement regarding PRODUCTS, METHODOLOGIES or INFORMATION, CONSULTANTS shall relate this information to COMPANY in a timely manner.

General

10.1

COMPANY shall not without the prior written consent of the CONSULTANTS assign or purport to assign the benefits and obligations of this Agreement.

10.2

This Agreement supersedes all prior agreements and understandings between the parties respecting the subject matter of this Agreement.

10.3

No change in any provision of this Agreement shall be binding unless it is in writing and signed by both of the CONSULTANTS and a duly authorized representative of COMPANY.

10.4

The parties agree that this Agreement may be extended and/or renewed by mutual written agreement.

10.5

This Agreement shall be construed according to the laws of Colorado, USA.

10.6

The parties agree to maintain this Agreement and its terms in confidence.

Severability

11.1

If any of the provisions of this Agreement are void or unenforceable, the remaining provisions shall nevertheless by effective, the intent being to effectuate this Agreement to the fullest extent possible.

Arbitration

12.1

In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, CONSULTANTS and COMPANY shall try to settle such conflicts amicably between themselves.  Any such conflict which the parties are unable to resolve shall be settled by reference to an independent arbitrator and such arbitrator shall be appointed by agreement between the parties.

Notice

13.1

Any notice given under this Agreement shall be in writing and sent by courier to:

COMPANY

CONSULTANTS

9249 South Broadway

Dr. Brent Reynolds

Suite 200-883

2210 NW 28TH STREET

HIGHLANDS RANCH, CO  80129

GAINESVILLE, FL 32605

Dr. Dennis Steindler

5530 NW 52nd Avenue

GAINESVILLE, FL  32653

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

UNITED CANNABIS CORPORATION

CONSULTANT

NAME:  Paul Enright

NAME:  Brent Reynolds, Ph.D.

Signature: /s/ Paul Enright

Signature:  /s/ Brent Reynolds

TITLE: President

DATE:  May 6, 2014

DATE:  May 7, 2014

CONSULTANT

NAME:  Dennis Steindler, Ph.D.

Signature: /s/ Dennis Steindler

DATE:  May 7, 2014

Appendix I - CONSULTING SERVICES

Stage I: Pre-Planning Phase

Section 1. The first order of business will be a thorough examination of the current state of the art for applications of cannabinoids for medical conditions. This will be done at two levels:

A.

Evidence based efficacy

A.

Intellectual Property [IP]

Rationale: To obtain a baseline or starting point for the development of a research plan aimed at obtaining a strong IP position, define appropriate targets or diseases and envision the first products that will be developed. The goal is to identify achievable milestones that will provide a high rate of return for their investment and add value to United Cannabis [UCANN]

Section 2. With a better understanding of the opportunities, limitations and competition in the medical application of cannabis, the second order of business will be to investigate and define a path to translation into a clinical setting. This will require detailing a research plan that will produce outcomes so as to provide the following:

A.

IP [claims] protecting products and their application

B.

Pre-clinical exploratory, proof of principle and safety data that will be required for Institutional Review Board [IRB] & FDA approval of human [Phase I, II, & III] studies.

C.

Details of human clinical testing [i.e. what is required, where should studies be conducted, how to maximize value for investment].

D.

Marketing approval plan. What will federal regulatory agencies [i.e. FDA in USA] require to market the product? For instance, will the product be marketed as a drug or a medical food [both have very different requirements].

The federal government has a grant funding mechanism[s] referred to as SBIR/STTR [Small Business Innovation Research/Small Business Technology Transfer Research, http://www.sbir.gov] that provides 2 stages of funding to assist small businesses [those less than 500 employees]. There are 2 funding mechanisms, Stage I [150K over 6 months] and Stage II [1M over 2 years] intended to “support scientific excellence and technological innovation through the investment of Federal research funds in critical American priorities to build a strong national economy”. We will investigate this opportunity, outline a grant proposal and discuss the opportunity with SBIR/STTR officials so as to assess feasibility.

What is required to successfully execute this plan?

A.

We will need a close interaction with UCANN so as to better understand its current and future capabilities in plant strain development, cannabinoid isolation, and drug delivery and production capacity.

B.

Once we have completed our initial analysis of the patent landscape and developed our IP strategy we will need to employ an experienced patent attorney to confirm our approach.

C.

We will initiate discussions with the FDA seeking guidance and an opinion on how our translational and development plan will be viewed and regulated. As these can be delicate negotiations we will seek assistance from advisors specializing in this area.

D.

While the USA is a large market it is not the only country to seek approval in. We will make preliminary enquiries into how our product will be regulated in other countries [i.e. Canada, European Union, Australia]. We will seek advisors in each of these markets that have experience in this area.

Appendix II – PAYMENT

COMPANY shall provide the CONSULTANTS with payments on the following schedule:

1.

Upon signing of the Agreement:

$50,000 in total

2.

Upon delivery of preliminary report providing overview of the patent and scientific literature related to the FIELD OF THE AGREEMENT. This is noted in Appendix I Section 1.

$50,000 in total

3.

Upon delivery of a preliminary report providing the opportunities, limitations and competition in the medical application of cannabis in addition to defining a path to translation into a clinical setting. This is detailed in Appendix I Section 2.

$50,000 in total

4.

Delivery of final report related to the FIELD OF THE AGREEMENT. This will include identifying and stratifying 3-6 opportunities related to the medical application of cannabinoids. The report will include the opportunities, risks, patent landscape and scientific hurdles, together with regulatory challenges and prospects in the USA and other countries.

$50,000 in total

5.

Delivery of a 3-5 year research plan related to the FIELD OF THE AGREEMENT.  The plan will detail experimental approach, budget, products and time lines. One of the goals of the agreement will be to identify short-, medium- and long-term products so as to maximize investment and shareholder value.

100,000 shares United Cannabis Corporation in total